EXHIBIT 23.1  CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT
              BDO SEIDMAN, LLP.

           CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Celebrity Entertainment, Inc.
Palm Beach, Florida

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated
May 23, 1996, relating to the financial statements of Celebrity Entertainment, Inc. appearing in the Company's Annual Report on Form 10-KSB for the year ended December 31, 1995. Our report contains an explanatory paragraph regarding uncertainties related to the Company's ability to continue as a going concern.

We also consent to the reference to us under the caption "Experts" in the Prospectus.

                                                  /s/ BDO Seidman, LLP
Orlando, Florida                                  BDO Seidman, LLP
June 27, 1996